U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2019

AKERS BIOSCIENCES, INC.

(Exact name of Company as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Grove Road

Thorofare, NJ 08086

(Address of principal executive offices)

(856) 848-2116

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	AKER	The NASDAQ Capital Market

Item 8.01 Other Events.

A hearing to determine whether to approve a proposed class action settlement concerning certain purchasers of the shares of Akers Biosciences, Inc. common stock, no par value, originally scheduled for November 8, 2019 at 2:30 P.M. New York Time, has been rescheduled. The hearing will be held on December 20, 2019, at 11 A.M New York Time, before the Honorable Esther Salas, United States District Judge of the District of New Jersey, Martin Luther King Building & U.S. Courthouse, 50 Walnut Street, Courtroom 5A, Newark, New Jersey 07101.

If you have any questions about the Settlement, you may call or write to Lead Counsel or to the Claims Administrator:

THE ROSEN LAW FIRM, P.A.

Laurence M. Rosen, Esq.

609 W. South Orange Avenue, Suite 2P

South Orange, NJ 07079

Tel: (973) 313-1887

Fax: (973) 833-0399

Akers Biosciences, Inc. Securities Litigation

c/o Strategic Claims Services

P.O. Box 230

600 N. Jackson St., Ste. 205

Media, PA 19063

Tel.: 866-274-4004

Fax: 610-565-7985

info@strategicclaims.net

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: September 24, 2019	By:	/s/ Howard R. Yeaton
Howard R. Yeaton
Chief Executive Officer